Exhibit 99.1

Scholar Rock Announces the Addition of Katie Peng to Its Board of Directors and

Promotes Mo Qatanani, Ph.D. to Chief Scientific Officer

CAMBRIDGE, Mass.--(BUSINESS WIRE)— February 15, 2024-- Scholar Rock (NASDAQ: SRRK), a late-stage biopharmaceutical company focused on advancing innovative treatments for spinal muscular atrophy (SMA), cardiometabolic disorders, and other serious diseases where protein growth factors play a fundamental role, today announced the appointment of Katie Peng to Scholar Rock’s Board of Directors and the promotion of Mo Qatanani, Ph.D., to Chief Scientific Officer.

“We are pleased to welcome Katie to Scholar Rock’s Board of Directors at a pivotal time when the company is preparing for the potential launch of apitegromab next year,” said David Hallal, Chairman of the Board of Scholar Rock. “Katie brings deep commercial expertise in neurology and rare diseases and has a strong understanding of SMA from her experience launching Evrysdi while she was a business unit head at Genentech. Katie joining our Board reflects the continued evolution of Scholar Rock, and as part of this process, Amir Nashat will be stepping down from the Board at this year’s annual shareholder meeting. Amir has made significant contributions to the growth of Scholar Rock since joining the board in 2012, and we extend our sincere gratitude to him for his unwavering dedication to the company.”

Ms. Peng is an accomplished biotechnology executive with over three decades of deep commercial experience in neurology and rare diseases, and she is currently the Chief Commercial Officer at Denali Therapeutics. Prior to joining Denali, Ms. Peng managed a neurology, ophthalmology, immunology, and rare disease portfolio representing approximately $14 billion in revenue at Genentech. She has successfully launched multiple products in neurology, oncology, and rare disease, notably Evrysdi® (risdiplam) at Genentech, a medicine used to treat spinal muscular atrophy (SMA) in adults and children. Before that, Ms. Peng was at Roche Holding AG, where she was the General Manager of both Taiwan and Singapore, managing the portfolio of over 30 products in the Asia Pacific region. Earlier in her career, she held multiple commercial roles at Amgen Inc. and was a research scientist at Allergan plc. Ms. Peng holds an MBA from the Kelley School of Business, Indiana University and a B.A. from the University of California, Berkeley. She also serves as a board member for California Life Sciences and Adicet Bio.

“I am thrilled to join Scholar Rock’s Board of Directors as the company prepares for its first potential commercial launch of apitegromab. I look forward to working with the team and sharing my experience and expertise to successfully bring apitegromab to people living with SMA,” said Ms. Peng.

“In addition to having Katie join our Board, I am excited by the continued progress of our preclinical programs, including additional work in developing SRK-439 for cardiometabolic disorders. Mo has been a driving force in advancing our early-stage pipeline, especially the cardiometabolic program, and it is my pleasure to announce his promotion to Chief Scientific Officer. He has been an outstanding leader of our research organization and a key member of the leadership team,” said Jay Backstrom, M.D., MPH, President and Chief Executive Officer of Scholar Rock.

Dr. Qatanani joined Scholar Rock in 2021 and, since 2022, has been leading all research functions, including discovery biology, protein sciences & antibody engineering, nonclinical safety, and translational sciences. He brings over 15 years of discovery and translational research experience in developing and advancing multiple therapeutic modalities in the neuromuscular and cardiometabolic disease areas.

Prior to Scholar Rock, Dr. Qatanani was a founding employee, vice president, and Head of Research at Dyne Therapeutics, where he built the research organization from the ground up to launch and advance to the clinic multiple therapeutic programs for rare neuromuscular diseases. Before that, he held research positions of increasing responsibility at Alexion Pharmaceuticals, Synageva BioPharma, and Merck. Dr. Qatanani holds a Ph.D. in Molecular and Human Genetics from Baylor College of Medicine and completed a post-doctoral fellowship at the Institute for Diabetes, Obesity and Metabolism at the University of Pennsylvania School of Medicine. He has a B.Sc. and a M.Sc. in Biology from the American University of Beirut.

“Scholar Rock is known for its pioneering scientific research, particularly in the unparalleled selective targeting of the latent forms of growth factors, and I am proud to be able to lead these efforts during this exciting stage of the company’s growth, and to help translate this groundbreaking science into transformative therapies that have the potential to improve peoples’ lives,” said Dr. Qatanani.

About Scholar Rock

Scholar Rock is a biopharmaceutical company that discovers, develops, and delivers life-changing therapies for people with serious diseases that have high unmet need. As a global leader in the biology of the transforming growth factor beta (TGFβ) superfamily of cell proteins and named for the visual resemblance of a scholar rock to protein structures, the clinical-stage company is focused on advancing innovative treatments where protein growth factors are fundamental. Over the past decade, Scholar Rock has created a pipeline with the potential to advance the standard of care for neuromuscular disease, cardiometabolic disorders, cancer, and other conditions where growth factor-targeted drugs can play a transformational role.

Scholar Rock is the only company to show clinical proof of concept for a muscle-targeted treatment in spinal muscular atrophy (SMA). This commitment to unlocking fundamentally different therapeutic approaches is powered by broad application of a proprietary platform, which has developed novel monoclonal antibodies to modulate protein growth factors with extraordinary selectivity. By harnessing cutting-edge science in disease spaces that are historically under-addressed through traditional therapies, Scholar Rock works every day to create new possibilities for patients. Learn more about our approach at ScholarRock.com and follow @ScholarRock and on LinkedIn.

Availability of Other Information About Scholar Rock

Investors and others should note that we communicate with our investors and the public using our company website www.scholarrock.com, including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on Twitter and LinkedIn. The information that we post on our website or on Twitter or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Scholar Rock® is a registered trademark of Scholar Rock, Inc.

Forward-Looking Statements

This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding Scholar Rock’s future expectations, plans and prospects, including without limitation, Scholar Rock’s expectations regarding its growth, strategy, progress and development timing, the ability of any individual to affect the growth, strategy, and progress of Scholar Rock, and the potential of its product candidates and proprietary platform. The use of words such as “may,” “might,” “could,” “will,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “intend,” “future,” “potential,” or “continue,” and other similar expressions are intended to identify such forward-looking statements. All such forward-looking statements are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties include, without limitation, Scholar Rock’s ability to provide the financial support, resources and expertise necessary to identify and develop product candidates on the expected timeline, the data generated from Scholar Rock’s nonclinical and preclinical studies and clinical trials, and Scholar Rock’s ability to manage expenses and to obtain additional funding when needed to support its business activities and establish and maintain strategic business alliances and new business initiatives, as well as those risks more fully discussed in the section entitled "Risk Factors" in Scholar Rock’s Quarterly Report on Form 10-Q for the year ended September 30, 2023, as well as discussions of potential risks, uncertainties, and other important factors in Scholar Rock’s subsequent filings with the Securities and Exchange Commission. Any forward-looking statements represent Scholar Rock’s views only as of today and should not be relied upon as representing its views as of any subsequent date. All information in this press release is as of the date of the release, and Scholar Rock undertakes no duty to update this information unless required by law.

Scholar Rock:

Investors & Media
Rushmie Nofsinger
Scholar Rock
rnofsinger@scholarrock.com

 ir@scholarrock.com
857-259-5573

Molly MacLeod
Scholar Rock
mmacleod@scholarrock.com
media@scholarrock.com
802-579-5995